Exhibit 10(c)

                              AMENDED AND RESTATED

                        PARALLEL ASSET PURCHASE AGREEMENT

                                      among

                               O&M FUNDING CORP.,

                                   as Seller,

                          OWENS & MINOR MEDICAL, INC.,

                                  as Servicer,

                              OWENS & MINOR, INC.,

                            as Parent and Guarantor,

                             THE PARALLEL PURCHASERS

                         FROM TIME TO TIME PARTY HERETO,

                             as Parallel Purchasers,

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             as Administrative Agent

                            Dated as of May 28, 1996

18241126.4  080196  176C  95213815


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                                TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.1.               Parallel Purchase Facility...........................................................  2
SECTION 1.2.               Making Purchases.....................................................................  3
SECTION 1.3.               Purchased Interest Computation.......................................................  5
SECTION 1.4.               Settlement Procedures................................................................  5
SECTION 1.5.               [Reserved.]

SECTION 1.6.               Payments and Computations, Etc.......................................................  9
SECTION 1.7.               Dividing or Combining Portions of the
                           Capital of the Purchased Interest.................................................... 10

SECTION 1.8.               Increased Costs...................................................................... 10
SECTION 1.9.               Additional Discount on Portions of Purchased
                           Interest Bearing a Eurodollar Rate................................................... 11

SECTION 1.11.              Inability to Determine Eurodollar Rate............................................... 12

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS; TERMINATION EVENTS

SECTION 2.1.               Representations and Warranties; Covenants............................................ 13
SECTION 2.2.               Termination Events................................................................... 13

                                   ARTICLE III

                                 INDEMNIFICATION

SECTION 3.1.               Indemnities by the Seller............................................................ 14
Section 3.2.               Parent's Performance Guaranty........................................................ 20

                                   ARTICLE IV

                         ADMINISTRATION AND COLLECTIONS

Section 4.1.               Appointment of Servicer.............................................................. 22
Section 4.2.               Duties of Servicer................................................................... 23
Section 4.3.               Lock-Box Arrangements................................................................ 24
Section 4.4.               Enforcement Rights................................................................... 25
Section 4.5.               Responsibilities of the Seller and O&M Medical....................................... 26
Section 4.6.               Servicing Fee........................................................................ 27

                                    ARTICLE V

                              ADMINISTRATIVE AGENT

SECTION 5.1.               Authorization and Action............................................................. 27
SECTION 5.2.               Reliance, Etc........................................................................ 27
SECTION 5.3.               Purchase Decisions................................................................... 28
SECTION 5.4.               Indemnification...................................................................... 30
SECTION 5.5.               Bank of America and its Affiliates................................................... 30
SECTION 5.6.               Resignation of Administrative Agent.................................................. 31




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                                                                                                               PAGE

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1.               Amendments, Etc...................................................................... 32
SECTION 6.2.               Notices, Etc......................................................................... 32
SECTION 6.3.               Binding Effect; Assignability; Restrictions
                           on Assignment........................................................................ 33
SECTION 6.4.               Participations....................................................................... 35
SECTION 6.5.               Change in Purchase Limit............................................................. 36
SECTION 6.6.               Parallel Purchase Termination Date; Extension
                           of Parallel Purchase Termination Date................................................ 37

SECTION 6.7.               Rights of Program Support Providers.................................................. 37
SECTION 6.8.               Costs and Expenses................................................................... 38
SECTION 6.9.               No Proceedings; Limitation on Payments............................................... 38
SECTION 6.10.              Confidentiality...................................................................... 39
SECTION 6.11.              GOVERNING LAW AND JURISDICTION....................................................... 39
SECTION 6.12.              Execution in Counterparts............................................................ 40
SECTION 6.13.              Survival of Termination.............................................................. 40
SECTION 6.14.              WAIVER OF JURY TRIAL................................................................. 40
SECTION 6.15.              Entire Agreement..................................................................... 40
SECTION 6.16.              Headings............................................................................. 41
SECTION 6.17.              Purposes............................................................................. 41
SECTION 6.18.              Acknowledgment of Benefits Under Surety Bond......................................... 41



EXHIBIT I                  -        CONDITIONS OF PURCHASES
EXHIBIT II                 -        REPRESENTATIONS AND WARRANTIES OF SELLER,
                                    THE SERVICER

EXHIBIT III                -        COVENANTS
EXHIBIT IV                 -        TERMINATION EVENTS

ANNEX A                    -        ASSIGNMENT OF PARALLEL ASSET PURCHASE
                                    COMMITMENT

ANNEX B                    -        FORM OF INTERCREDITOR AGREEMENT
ANNEX C                    -        FORM OF OFFICER'S CERTIFICATE

SCHEDULE I                 -        TRADE NAMES AND LOCATIONS
SCHEDULE II                -        LOCK-BOX BANK AND LOCK-BOX ACCOUNTS



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                              AMENDED AND RESTATED

                        PARALLEL ASSET PURCHASE AGREEMENT

         This AMENDED AND RESTATED PARALLEL ASSET PURCHASE AGREEMENT (this "Amended and Restated Parallel Asset Purchase Agreement" or "Agreement") is entered into as of May 28, 1996 among O&M FUNDING CORP., a Virginia corporation, as seller (the "Seller"), OWENS & MINOR MEDICAL, INC. ("O&M Medical"), a Virginia corporation, as the initial Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), OWENS & MINOR, INC., a Virginia corporation, as parent and guarantor (the "Parent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its individual capacity "Bank of America"), each of the other parties executing this Agreement as a "Parallel Purchaser" and each of the parties that has executed as an "Assignee" an Assignment of Parallel Asset Purchase Commitment in the form of Annex A hereto (each, an "Assignment") (Bank of America and each such other party being referred to collectively as the "Parallel Purchasers" and individually as a "Parallel Purchaser") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrator and agent for the Parallel Purchasers (the "Administrative Agent").

                             PRELIMINARY STATEMENTS

         A. The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables to the Administrative Agent, on behalf of the Parallel Purchasers, and the Parallel Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Parallel Purchasers and additional incremental payments made to the Seller; and each Parallel Purchaser, by becoming a party hereto, agrees to purchase and make reinvestments on the terms and conditions set forth in this Agreement in its ratable portion of the Purchased Interest hereunder (its "Purchase Commitment").

         B. The parties hereto, other than certain Parallel Purchasers hereunder, have entered into a Parallel Asset Purchase Agreement (the "Existing Parallel Asset Purchase Agreement") dated as of December 28, 1995 among the Seller, the Servicer, the Parent, the Parallel Purchasers named therein and the Administrative Agent. The parties hereto wish to amend and restate the Existing Parallel Asset Purchase Agreement as set forth herein and each Parallel Purchaser party hereto that was not also a party to the Existing Parallel Asset Purchaser Agreement wishes to become a party hereunder.




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         C. Reference is made to the Amended and Restated Receivables Purchase
Agreement dated as of May 28, 1996 (the "Amended and Restated Receivables Purchase Agreement") among Seller, Owens & Minor Medical, Inc., as Servicer, Owens & Minor, Inc., Receivables Capital Corporation, as the Issuer, and Bank of America, as agent for the Issuer, a copy of which has been delivered to each Parallel Purchaser; under which agreement the Seller thereunder may sell, transfer and assign, and the Issuer may acquire, an undivided variable percentage interest in a pool of receivables owned by Seller, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and additional incremental payments made to the Seller.

         D. Certain terms that are used throughout this Agreement are defined in
Exhibit I to the Amended and Restated Receivables Purchase Agreement (as incorporated herein by reference). References in the Amended and Restated Receivables Purchase Agreement to a Parallel Asset Purchase Agreement are references to this Agreement, as the same may be amended, modified or supplemented from time to time.

         E. Bank of America has been requested and is willing to act as Administrative Agent hereunder.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree that the Existing Parallel Asset Purchase Agreement is amended and restated, effective as of the Restatement Effective Date, to read in full.

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 1.1. Parallel Purchase Facility. (a) On the terms and conditions hereinafter set forth, each Parallel Purchaser severally shall purchase undivided percentage ownership interests and shall make reinvestments with regard to their Purchased Interest from the Seller from time to time during the period from the date hereof to the Parallel Purchase Termination Date. Under no circumstances shall any Parallel Purchaser be obligated to make any purchase or reinvestment under this Agreement if after giving effect to such purchase or reinvestment the aggregate outstanding Capital of the Purchased Interest of the Parallel Purchasers, together with the aggregate outstanding Capital of Purchased Interests under the Amended and Restated Receivables Purchase Agreement, would exceed the Purchase Limit. Each purchase and reinvestment shall be made ratably by the Parallel Purchasers according to their respective Maximum Parallel Purchase. Each Parallel Purchaser shall make its respective



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ratable portions of each purchase and reinvestment on the same day as the other parties making such purchase or reinvestment.

         (b) The Seller may, upon at least 10 Business Days' notice to the Administrative Agent, terminate the purchase facility provided in this Section
1.1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and; provided further that each such reduction shall be made ratably with respect to each Parallel Purchaser according to its respective Maximum Parallel Purchase.

         SECTION 1.2. Making Purchases. (a) Each purchase (not including reinvestments) of the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrative Agent in accordance with Section 6.2 (which notice must be received by the Administrative Agent prior to noon New York City time and, with respect to which, the Administrative Agent will provide prompt notice to each Parallel Purchaser by telephone or facsimile) (i) three Business Days prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Eurodollar Rate and (ii) one Business Day prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Base Rate, which notice shall specify (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being the "Capital" relating to the undivided ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day) and (C) the desired funding basis for such purchase and the desired duration of the initial Fixed Period(s) for such purchase. The notice delivered by the Administrative Agent to the Parallel Purchasers shall contain a brief description of the circumstances giving rise to the purchase hereunder which description shall be based upon information available to the Administrative Agent at the time of such purchase and be made in good faith by the Administrative Agent; it being understood that the failure of any such notice to provide such a description shall not affect the obligations of the Parallel Purchasers hereunder.

         (b) On the date of each purchase (not including reinvestments) of undivided ownership interests with regard to the Purchased Interest hereunder, each Parallel Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit I, deposit in the Administrative Account in same day funds, an amount equal to such Parallel Purchaser's ratable portion (calculated according to its Maximum Parallel Purchase (its "Percentage")) of the Capital relating to the undivided ownership interest then being purchased. Each Parallel Purchaser's obligation hereunder shall be several, such that the



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failure of any Parallel Purchaser to make payment to the Administrative Agent in connection with any purchase hereunder shall not relieve any other Parallel Purchaser of its obligation hereunder to make payment for any purchase. Further, in the event any Parallel Purchaser fails to satisfy its obligation to purchase any Purchased Interest as required hereunder, upon receipt of notice of such failure from the Administrative Agent (which shall be provided within one Business Day after the Administrative Agent receives notice or otherwise obtains knowledge of such failure), subject to satisfaction of the applicable conditions set forth in Exhibit I, the non-defaulting Parallel Purchasers shall purchase the defaulting Parallel Purchaser's Percentage in the related Purchased Interest pro rata in proportion to their relative Percentages; provided that, in no event shall any Parallel Purchaser be obligated to make any purchase or reinvestment under this Agreement if after giving effect to such purchase or reinvestment (i) the aggregate outstanding Capital of the Purchased Interest of the Parallel Purchasers, together with the aggregate outstanding Capital of Purchased Interests under the Amended and Restated Receivables Purchase Agreement, would exceed the Purchase Limit or (ii) the aggregate outstanding Capital of the Purchased Interest attributable to such Parallel Purchaser exceeds such Parallel Purchaser's Maximum Parallel Purchase. Unless the Administrative Agent shall have received notice from a Parallel Purchaser on the date of the sale of any Purchased Interest prior to 2:30 P.M. (New York City time) on the date of any proposed sale, that such Parallel Purchaser will not make available to the Administrative Agent the amount of that Parallel Purchaser's Percentage, the Administrative Agent may assume that each Parallel Purchaser has made such amount available to the Administrative Agent on the purchase date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Seller on such date a corresponding amount by depositing such amount in the Administrative Account. If and to the extent any Parallel Purchaser shall not have made its full amount available to the Administrative Agent, and the Administrative Agent in such circumstances has made available to the Seller the corresponding amount, that Parallel Purchaser shall on the next Business Day following the date of such sale make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Administrative Agent submitted to any Parallel Purchaser with respect to amounts owing under this clause (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Parallel Purchaser's purchase on the date of sale for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such purchase, the Administrative Agent shall notify the Seller of such failure to fund and, upon demand by the Administrative Agent, the Seller shall pay such amount to



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the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such purchase, at a rate per annum equal to the Federal Funds Rate.

         (c) Effective on the date of each purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrative Agent on behalf of each Parallel Purchaser (without any formal or other instrument of assignment) an undivided percentage ownership interest in (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security, equal to such Parallel Purchaser's Percentage of the Purchased Interest hereunder.

         (d) Each Parallel Purchaser's Purchase Commitment shall be irrevocable from the effective date of this Agreement or as set forth in the applicable Assignment, as the case may be, until the earliest of the (i) Parallel Purchase Termination Date and (ii) the date on which the Parallel Purchasers' obligation to purchase and reinvest hereunder is terminated pursuant to Section 1.1(b).

         (e) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrative Agent, for its benefit and the benefit of the Parallel Purchasers, a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable,
(C) all Collections with respect to each such Receivable, (D) the Lock Box Accounts and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock Box Accounts and amounts on deposit therein, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Administrative Agent and the Parallel Purchasers shall have, with respect to the property described in this
Section 1.2(e), and in addition to all the other rights and remedies available to the Administrative Agent and the Parallel Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Administrative Agent and the Parallel Purchasers acknowledge that the Seller shall contemporaneously herewith grant an identical security interest in the same collateral as described in the first sentence of this Section 1.2(e), to the Administrator, for its benefit and the benefit of the Issuer under the Amended and Restated Receivables Purchase Agreement and that the respective



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rights of the Administrator, the Issuer, the Administrative Agent and the
Parallel Purchasers with respect thereto shall be governed by the Amended and Restated Intercreditor Agreement.

         SECTION 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Parallel
Purchase Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Run-off Day. The Purchased Interest, as computed (or deemed recomputed) as of the day immediately preceding the Parallel Purchase Termination Date, shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Parallel Purchasers or the Administrative Agent, or any other Securitization Party or Affected Person, are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

         SECTION 1.4. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Run-off Day and current computations of the Purchased Interest.

         (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

                  (i) set aside and hold in trust (and, at the request of the Administrative Agent, segregate) for the Parallel Purchasers, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside and second, to the extent funds are available therefor, if O&M Medical or an Affiliate thereof Seller is not the Servicer, an amount equal to the Servicing Fee determined in accordance with Section 4.6 accrued through such day for the Purchased Interest which was not previously set aside; and

                  (ii) subject to Section 1.4(f), if such day is not a Run-off Day, remit to the Seller, on behalf of the Parallel Purchasers according to the Percentage of each, the remainder of the percentage of such Collections, represented by the Purchased Interest, to the extent representing a return of Capital; such Collections shall be automatically reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and



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         the Purchased Interest shall be automatically recomputed
         pursuant to Section 1.3;

                  (iii) if such day is a Run-off Day, (x) set aside, segregate and hold in trust for the Parallel Purchasers according to the Percentage of each the entire remainder of the percentage of the Collections represented by the Purchased Interest; provided that if amounts are set aside and held in trust on any Run-off Day and thereafter, the conditions set forth in Section 2 of Exhibit I are satisfied or are waived by the Administrative Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and
         (y) transfer the Seller's share of the Collections represented by the Purchased Interest to the Seller; and

                  (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller (subject to Section 1.4(f)) any Collections in excess of (x) such amounts, (y) the amounts that are required to be deposited pursuant to paragraph (i) above and
         (z) any other Obligations of the Seller hereunder which are then due and owing.

         (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrative Agent), on the last day of each Settlement Period relating to a Portion of Capital (or at such other times as the Administrative Agent shall require), Collections held in the Administration Account for the Parallel Purchasers pursuant to Section 1.4(b)(i) or Section 1.4(f) with respect to such Portion of Capital and the lesser of (x) the amount of Collections then held for the Parallel Purchasers pursuant to Section 1.4(b)(iii) and (y) such Portion of Capital.

         (d) Upon receipt of funds deposited into the Administration Account pursuant to Section 1.4(c), with respect to any Portion of Capital, the Administrative Agent shall cause such funds to be distributed as follows:

                    (i) if such distribution occurs on a day that is not a Run-off Day, first to each Parallel Purchaser in payment in full of (x) its Percentage of all accrued Discount and (y) its Percentage of an amount equal to the amount of any reduction of such Portion of Capital pursuant to Section 1.4(f), if any, and then to the Servicer (payable in arrears on each Month End Date) in payment in full of all accrued Servicing Fees so set aside with respect to such Portion of Capital; and



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                   (ii) if such distribution occurs on a Run-off Day, first to each Parallel Purchaser in payment in full of its Percentage of all accrued Discount, second to each Parallel Purchaser in payment in full of its Percentage of Capital, third, if O&M Medical or one of its Affiliates is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Capital, fourth, if the Capital and accrued Discount with respect to each Portion of Capital has been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than O&M Medical or one of its Affiliates) have been paid in full, to the Parallel Purchasers, the Administrative Agent and any other Securitization Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and then to the Servicer (if the Servicer is O&M Medical or one of its Affiliates) in payment in full of all accrued Servicing Fees.

After the Capital and Discount and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to the Parallel Purchasers, the Administrative Agent or any other Securitization Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

         (e)  For the purposes of this Section 1.4:

                    (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or other adjustment made by the Seller, or any setoff or dispute between the Seller and an Obligor, or any credit memorandum or any billing error, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                   (ii) if on any day any of the representations or warranties in paragraphs (g) or (m) of Exhibit II is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in paragraph (i) or (ii) of this
         Section 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and



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                   (iv) if and to the extent the Administrative Agent or any
         Parallel Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent or such Parallel Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

         (f) Except for reductions in connection with the division or combination of Portions of Capital pursuant to Section 1.7 hereof, if at any time Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

                    (i) the Seller shall give the Administrative Agent at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                   (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Servicer shall hold such Collections in trust for each Parallel Purchaser in proportion to its Percentage, for payment to the Administrative Agent on the last day of the current Settlement Period relating to such Portion of Capital, and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid;

provided that,

                  A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $10,000,000 and shall be in an integral multiple of $1,000,000,

                  B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Fixed Period, and



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                  C. if two or more Portions of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

         SECTION 1.5.  [Reserved.]

         SECTION 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 1:00 p.m.
(New York City time) on the day when due in same day funds to the Administration Account. All amounts received after 1:00 p.m.
(New York City time) will be deemed to have been received on the immediately succeeding Business Day. The Administrative Agent will promptly thereafter (on such day) cause to be distributed like funds relating to the payment of Discount, Capital or other amounts to the Parallel Purchasers in accordance with their Percentages in each case to be applied in accordance with the terms of this Agreement.

         (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand. Such interest shall be for the account of, and distributed by the Administrative Agent to, the Parallel Purchasers or other Persons to which such amounts are owed.

         (c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         SECTION 1.7. Dividing or Combining Portions of the Capital of the Purchased Interest. The Seller may, on the last day of any Fixed Period, either
(i) divide the Capital of the Purchased Interest into two or more portions, but not to exceed ten portions in effect at any time, (each, a "Portion of Capital") equal, in aggregate, to the Capital of the Purchased Interest, provided that after giving effect to such division the amount of each such Portion of Capital shall not be less than $5,000,000, or (ii) combine any two or more Portions of Capital outstanding on such last day and having Fixed Periods ending on such last day into a single Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

         SECTION 1.8. Increased Costs. (a) If any Securitization Party, any Parallel Purchaser or any of their respective Affiliates (each an "Affected Person") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person (and is not a change by way of imposition or increase of reserve requirements referred to in Section 1.9) otherwise accounted for in the determination of the Eurodollar Rate) and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any Program Support Agreement and other commitments of the same type related to this Agreement, then, upon demand by such Affected Person within 180 days of such determination (with a copy to the Administrative Agent), the Seller shall pay to the Administrative Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrative Agent by such Affected Person setting forth in reasonable detail the calculation of such amounts shall be conclusive and binding for all purposes, absent prima facia error.

         (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.9) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate excluding, however, any increase in the cost to such Affected Person due to the imposition of any tax on such Affected Person, then, upon written demand by such Affected Person no later than 180 days after such Affected Person shall determine its liability for such increased cost and from time to time thereafter, the Seller shall promptly pay to such Affected Person, from time to time as specified, additional amounts reasonably determined by such Affected Person to be sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent prima facia error.

         SECTION 1.9. Additional Discount on Portions of Purchased Interest Bearing a Eurodollar Rate. The Seller shall pay to any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Discount on the unpaid Capital of the applicable Portion of Capital during each Fixed Period in respect of which Discount is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period, payable on each date on which Discount is payable on the applicable Portion of Capital. Such additional Discount shall be reasonably determined by the Affected Person and notified to the Seller through the Administrative Agent within 90 days after any Discount payment is made with respect to which such additional Discount is requested. A certificate as to such additional Discount submitted to the Seller by the Affected Person shall be conclusive and binding for all purposes, absent prima facia error.

         SECTION 1.10. Requirements of Law. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                  (A) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

                  (B) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Administrative Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate (except to the extent that such increase in cost is due to the imposition of any tax on such Affected Person) or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate (except to the extent that such reduced amount receivable is due to the imposition of any tax on such Affected Person), then, in any such case, upon written demand by such Affected Person no later than 180 days after such Affected Person shall determine the amount of any such increased cost or reduced amount, and from time to time thereafter, the Seller shall promptly pay such Affected Person any additional amounts necessary to compensate such Affected Person for such increased cost or reduced amount receivable. All such amounts shall be payable as incurred. A written certificate delivered by such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such increased costs or reduced amount receivable shall be conclusive in the absence of prima facia error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

         SECTION 1.11. Inability to Determine Eurodollar Rate. In the event that the Administrative Agent shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar
Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Parallel Purchasers (as conclusively determined by the Administrative Agent) of maintaining any Portion of Capital during such Fixed Period, the Administrative Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed
Period. Upon delivery of such notice (a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrative Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Fixed
Periods relating to such Portions of Capital.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

         SECTION 2.1.               Representations and Warranties; Covenants.

         (a) The Seller, Servicer and the Parent hereby jointly and severally make the representations and warranties set forth in Exhibit II, and hereby jointly and severally agree that the covenants set forth in Exhibit III will be performed and observed.

         SECTION 2.2. Termination Events. If any of the Termination Events set forth in Exhibit IV shall occur, the Administrative Agent may, by notice to the Seller, declare the Parallel Purchase Termination Date to have occurred (in which case the Parallel Purchase Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit IV, the Parallel Purchase Termination Date shall occur; provided, further, that, in the case of a Termination Event described in subsection (j) of Exhibit IV, the Facility Termination Date shall be deemed to have occurred on the Business Day following the date of such notice unless such Termination Event is cured during the intervening period. Upon any such declaration, occurrence or deemed occurrence of the Parallel Purchase Termination Date, the Parallel Purchasers and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative. Notwithstanding anything to the contrary in this Agreement (including without limitation any Exhibit hereto), this Section 2.2 shall not be limited or otherwise affected by satisfaction of the conditions to reinvestments or purchases set forth in Section 2 of Exhibit I.

                                   ARTICLE III

                                 INDEMNIFICATION

         SECTION 3.1.               (a)  Indemnities by the Seller.   Without
limiting any other rights that any Securitization Party (each an "Indemnified Party") may have hereunder or under applicable law, the Seller and the Parent hereby jointly and severally agree to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including
Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (1) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (2) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (3) any taxes imposed on such Indemnified Party. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller and the Parent jointly and severally agree to pay to each Indemnified Party (within three Business Days after written demand for such indemnification) any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to the Administrative Agent with respect to Receivables or this Agreement to be true and correct;

                    (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers), Servicer or Parent under or in connection with this Agreement to have been true and correct in all respects when made;

                   (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                    (iv) the failure to vest in the Administrative Agent, on behalf of each Parallel Purchaser, (A) a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) a first priority perfected security interest in the items described in Section 1.2(e), in each case, free and clear of any Adverse Claim;

                     (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                    (vi) any dispute, claim, offset or defense or claim of billing error, (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish, or agreement to accept returns of, such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

                   (vii) any failure of the Seller or any Originator or any Servicer, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                  (viii) any breach of warranty, products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                    (ix) the commingling of any portion of Collections of Pool Receivables relating to the Purchased Interest at any time with other funds;

                     (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract; or

                   (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

         (b)      Taxes.

                  (i) Any and all payments made hereunder to an Affected Person shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding: (A) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or has its applicable lending office or any political subdivision of any thereof and (B) taxes that would not have been imposed if the only connection between such Affected Person and the jurisdiction imposing such taxes was the activities of such Affected Person pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement) (all such excluded taxes, levies, imposts, deductions, changes, withholding and liabilities collectively or individually referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If the Seller shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person: (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(b)) such Affected Person shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Seller shall make such deductions and (C) the Seller shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (ii) In addition, the Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies, but excluding any Excluded Taxes) imposed upon any Affected Person as a result of the transactions contemplated by this Agreement or that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

                  (iii) The Seller and the Parent hereby jointly and severally agree to indemnify each Affected Person from and against the full amount of Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by such Person and any liability (including penalties, interest, and expenses (including Attorney Costs)) arising with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such amounts prepared by an Affected Person, absent manifest error, shall be final, conclusive, and binding for all purposes. Such indemnification shall be made within 30 days after the date the Affected Person makes a timely written demand therefor or the time at which such amount is payable after a timely written demand therefor has been made, whichever is earlier. A written demand will be considered "timely" for purposes of the preceding sentence only if it is received by the Seller and the Parent no later than 180 days after the earlier of (A) the date on which such Affected Person makes such payment of Taxes or Other Taxes or liability arising therefrom or with respect thereto and (B) the date on which the relevant Governmental Authority or other party makes written demand upon such Affected Person for payment of such Taxes or Other Taxes or liability arising therefrom or with respect thereto.

                  (iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Seller to a Governmental Authority hereunder, the Seller will deliver to the relevant Affected Person the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
         Section 3.1(b) shall survive the termination of this Agreement.

                  (vi) Each Program Support Provider that is granted a participating interest in the Purchased Interest and is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia (each a "Non-U.S. Purchaser") shall deliver to the Seller or the Administrator: (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable), or (B) in the case of a NonU.S. Purchaser claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 (or any subsequent versions thereof or successors thereto) and a certificate representing that such Non-U.S. Purchaser is not a bank for purposes of Section 881(c) of the Code, in either case properly completed and duly executed by such Non-U.S. Purchaser claiming complete exemption from U.S. federal withholding tax on payments by the Seller under this Agreement. Such forms shall be delivered by each Non-U.S. Purchaser before the date it receives its first payment with respect to a Purchased Interest, and before the date it receives its first payment with respect to a Purchased Interest occurring after the date, if any, that such Non-

         U.S. Purchaser changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Purchaser shall deliver such forms promptly after (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Notwithstanding any other provision of this Section 3.1(b)(vi), a Non-U.S. Purchaser shall not be required to deliver any form pursuant to this Section 3.1(b)(vi) that such Non-U.S. Purchaser is not legally able to deliver. Each Program Support Provider (other than any exempt person as described in applicable Treasury Regulations) that is granted a participating interest in the Purchased Interest and is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Seller an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Program Support Provider.

                  (vii) The Seller and the Parent shall not be required to indemnify any Non-U.S. Purchaser, or to pay any additional amounts to any Non-U.S. Purchaser, in respect of United States federal withholding tax (or any withholding tax imposed by a state that applies only when such United States federal withholding tax is imposed) pursuant to this
         Section 3.1(b) to the extent that: (A) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Purchaser was granted a participating interest in the Purchased Interest or, with respect to payments to a New Lending Office, the date such Non-U.S. Purchaser designated such New Lending Office; provided, however, that this clause (A) shall not apply to any Non-U.S. Purchaser or New Lending Office that is granted, assigned, or transferred a participating interest in the Purchased Interest at the request of the Seller and provided further, however, that this clause (A) shall not apply to any Non-U.S. Purchaser or New Lending Office that is assigned an interest in the Purchased Interest by a Program Support Provider to the extent that the indemnity payment or additional amounts such Non-U.S. Purchaser or New Lending Office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or additional amounts that the Program Support Provider making the assignment to such Non-U.S. Purchaser or New Lending Office would have been entitled to receive in the absence of such assignment; or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Purchaser to comply with the provisions of paragraph (vi) above (it being understood that the Non-U.S. Purchaser shall not have failed to comply with the provisions of paragraph (vi) above if it is legally unable to deliver the forms described therein on any date after it is granted a participation interest in a Purchased Interest or designated a New Lending Office).

                  (viii) Any Affected Person claiming any indemnity payment or additional amounts payable pursuant to this Section 3.1(b) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Seller or the Parent or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Affected Person, be otherwise disadvantageous to such Affected Person.

                  (ix) Nothing contained in this Section 3.1(b) shall require an Affected Person to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (x) If any Affected Person receiving an indemnification payment hereunder with respect to Taxes or Other Taxes or liabilities arising therefrom shall subsequently receive a refund from any taxing authority which is specifically attributable to such indemnification payment, such Person shall promptly pay such refund to Seller or the Parent, as the case may be.

         Section 3.2. Parent's Performance Guaranty. (a) Parent hereby unconditionally and irrevocably covenants and agrees that it will cause the Seller and the Servicer duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to make payments or deemed Collections) and indemnities of the Seller and the Servicer under this Agreement and the other Transaction Documents strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever the Seller or the Servicer shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Parent will duly and punctually perform and observe the same.

         (b) The liabilities and obligations of Parent, in its capacity as a guarantor under this Section 3.2, shall be absolute and unconditional under all circumstances and shall be performed by Parent regardless of (i) whether any Parallel Purchaser or the Administrative Agent shall have taken any steps to collect from the Seller or the Servicer any of the amounts payable by such party under this Agreement or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Transaction Documents against such party or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or any other Transaction Documents, or the disaffirmance of any thereof in any event of bankruptcy relating to the Seller or the Servicer,
(iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Transaction Document or any of the rights of any Parallel Purchaser or the Administrative Agent as against the Seller or the Servicer or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by the Seller or the Servicer to any Parallel Purchaser or the Administrative Agent under this Agreement, (iv) the merger or consolidation of the Seller or the Servicer into or with any corporation or any sale or transfer by such party or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or (vi) any other circumstance whatsoever (with or without notice to or knowledge of Parent) which may or might in any manner or to any extent vary the risk of Parent, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Parent that the liabilities and obligations of Parent under this Section 3.2 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as provided in this Agreement. The guaranty set forth in this Section 3.2 is a guaranty of payment and performance and not just of collection.

         (c) Without in any way affecting or impairing the liabilities and obligations of Parent, in its capacity as a guarantor under this Section 3.2, the Seller, any Parallel Purchaser or the Administrative Agent may at any time and from time to time in its discretion, without the consent of, or notice to, Parent, and without releasing or affecting Parent's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Transaction Document, (ii) settle or compromise any of the amounts payable by Seller or Servicer to any Parallel Purchaser or the Administrative Agent under this Agreement or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder, (iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 3.2(c) shall give any Parallel Purchaser or the Administrative Agent the right to take any of the foregoing actions if not permitted by the other provisions of this

Agreement, by law or otherwise. Nothing in this Section 3.1(c) shall be deemed to waive any of the rights the Seller may otherwise have.

         (d) The provisions of this Section 3.2 shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by Seller or Servicer, to any Parallel Purchaser or the Administrative Agent under this Agreement is rescinded or must otherwise be restored or returned by any of such Persons, as the case may be, upon any event of bankruptcy involving Seller or Servicer, or otherwise, all as though such payment had not been made. Parent, in its capacity as a guarantor under this
Section 3.2, hereby waives (i) notices of the occurrence of any default hereunder, (ii) any requirement of diligence or promptness on the part of any Parallel Purchaser or the Administrative Agent in making demand, commencing suit or exercising any other right or remedy under this Agreement, or otherwise, and
(iii) any right to require any Parallel Purchaser or the Administrative Agent to exercise any right or remedy against Seller or Servicer or the Pool Receivables prior to enforcing any of their rights against Parent under this Section 3.2. Parent, in its capacity as a guarantor under this Section 3.2, agrees that, in the event of an event of bankruptcy with respect to Seller or Servicer (including Parent), and if such event shall occur at a time when all of the indemnified amounts and other amounts due from Seller or Servicer under this Agreement may not then be due and payable, Parent will pay to the Administrative Agent forthwith the full amount which would be payable hereunder by Parent if all such indemnified amounts and other obligations were then due and payable.

                                   ARTICLE IV

                         ADMINISTRATION AND COLLECTIONS

         Section 4.1. Appointment of Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1. Until the Administrative Agent gives notice to O&M Medical (in accordance with this Section 4.1) of the designation of a new Servicer, O&M Medical is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon either (i) ninety (90) days' prior written notice to O&M Medical or (ii) the occurrence of a Termination Event, the Administrative Agent may designate as Servicer any Person (including itself) to succeed O&M Medical or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         (b) Upon the designation of a successor Servicer as set forth in
Section 4.1(a) hereof, O&M Medical agrees that it will terminate its activities as Servicer hereunder in a manner which the Administrative Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and O&M Medical shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

         (c) O&M Medical acknowledges that the Administrative Agent and each Parallel Purchaser have relied on O&M Medical's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, O&M Medical agrees that it will not voluntarily resign as Servicer.

         (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to each Parallel Purchaser for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent and each Parallel Purchaser shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

         Section 4.2. Duties of Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall segregate and hold in trust for the accounts of the Seller and each Parallel Purchaser the amount of the Collections to which each is entitled in accordance with Article I hereto. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond sixty (60) days from the original maturity date of such Pool Receivable and (y) not more than once for any Pool Receivable) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of each Parallel

Purchaser or the Administrative Agent under this Agreement and (ii) if a Termination Event has occurred and O&M Medical is still serving as Servicer, O&M Medical may make such extension or adjustment only upon the prior written approval of the Administrative Agent. The Servicer may adjust the Outstanding Balance of any Receivable to account for any Dilution Adjustment, provided that the appropriate Originator shall have made the corresponding payment pursuant to
Section 1.8 of the Amended and Restated Purchase and Sale Agreement. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrative Agent (for the benefit of each Parallel Purchaser and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrative Agent may direct the Servicer whether the Servicer is O&M Medical or any other Person to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either
(i) a Termination Event has occurred or (ii) the Administrative Agent believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

         (b) The Servicer shall as soon as practicable following actual receipt of collected funds turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less in the event O&M Medical or one of its Affiliates is not such Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; provided, however, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Administrative Agent and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The Servicer shall as soon as practicable upon demand, deliver to the Seller all records in its possession which evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession which evidence or relate to any indebtedness that is a Pool Receivable.

         (c) Notwithstanding anything to the contrary contained in this Article IV, the Servicer, if not, O&M Medical or one of its Affiliates shall have no obligation to collect, enforce or take any other action described in this
Article IV with respect to any indebtedness that is not a Pool Receivable other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in Section 4.2(b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a

Pool Receivable are set forth in this Section 4.2 in their entirety. Upon delivery by such Servicer of funds or records relating to any indebtedness that is not a Pool Receivable to the Seller, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

         (d) The Servicer's obligations hereunder shall terminate on the later of (i) the Parallel Purchase Termination Date and (ii) the date on which all amounts required to be paid to each Parallel Purchaser, the Administrative Agent and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

         After such termination the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

         Section 4.3. Lock-Box Arrangements. Prior to the initial purchase hereunder, in accordance with Section (i) of Exhibit III, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks, and deliver original counterparts thereof to the Administrative Agent. Upon the occurrence of a Termination Event, the Administrative Agent may at any time thereafter give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrative Agent, at any time, takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, as Servicer or otherwise, thereafter shall be sent immediately to the Administrative Agent. The parties hereto hereby acknowledge that if at any time the Administrative Agent takes control of any Lock-Box Account, the Administrative Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrative Agent, any Parallel Purchaser or any other Person hereunder and the Administrative Agent shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) hereof (including the proviso thereto) and
Article I hereof (in each case as if such funds were held by the Servicer thereunder); provided, however, that the

Administrative Agent shall not be under any obligation to remit any such funds to the Seller or any other Person unless and until the Administrative Agent has received from the Seller or such Person evidence satisfactory to the Administrative Agent that the Seller or such Person is entitled to such funds hereunder and under applicable law.

         Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event or the designation of a Servicer (other than O&M Medical or any of its Affiliates) pursuant to Section 4.1 hereof:

                    (i) the Administrative Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrative Agent or its designee;

                   (ii) the Administrative Agent may instruct the Seller to give notice of each Parallel Purchaser's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee, and upon such instruction from the Administrative Agent the Seller shall give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each Obligor, the Administrative Agent may so notify the Obligors; and

                  (iii) the Administrative Agent may request the Seller to, and upon such request the Seller shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

         (b) The Seller hereby authorizes the Administrative Agent, and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrative Agent, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         Section 4.5. Responsibilities of the Seller and O&M Medical. (a) Anything herein to the contrary notwithstanding, the Seller shall pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. Neither the Administrative Agent nor any Parallel Purchaser shall have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator under any of the foregoing.

         (b) O&M Medical hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, O&M Medical shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that O&M Medical conducted such data-processing functions while it acted as the Servicer.

         Section 4.6. Servicing Fee. For so long as the Servicer is O&M Medical or an Affiliate of O&M Medical, the Servicer shall be paid a fee, through distributions contemplated by Section 1.4(d), equal to 0.50% per annum of the average outstanding Capital. If the Servicer is not O&M Medical or one of its Affiliates, then the Servicer shall be paid a fee as negotiated in good faith by such Services and by the Administrator in the Administrator's sole discretion.

                                    ARTICLE V

                              ADMINISTRATIVE AGENT

         SECTION 5.1. Authorization and Action. (a) Each Parallel Purchaser hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each

Parallel Purchaser hereby irrevocably authorizes the Administrative Agent to execute an O&M Intercreditor Agreement substantially in the form attached hereto as Annex B and agrees to be bound thereby. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Parallel Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         (b) The Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         SECTION 5.2. Reliance, Etc. (a) None of the Administrative Agent or any of its Affiliates or any of the officers, directors, employees, agents or attorneys-in-fact of the Administrative Agent or any of its Affiliates (each, an "Agent-Related Person") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Parallel Purchasers for any recital, statement, representation or warranty made by the Seller or any Affiliate of the Seller, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any Purchased Interest, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Seller or any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Parallel Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller or any of the Seller's Affiliates.

         (b) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Parallel Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Parallel Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Majority Parallel Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Parallel Purchasers.

         SECTION 5.3. Purchase Decisions. (a) Each Parallel Purchaser acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Seller shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Parallel Purchaser. Each Parallel Purchaser represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Seller, the value of and title to the Purchased Interest, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend its purchase commitment to the Seller hereunder. Each Parallel Purchaser also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Seller. Except for notices, reports and other documents expressly herein required to be furnished to the Parallel Purchasers by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Parallel Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Seller which may come into the possession of any of the Agent-Related Persons.

         (b) The Administrative Agent shall not be liable to any Parallel Purchaser in connection with (x) the administration of any of the Transaction Documents or (y) this Agreement or any purchases hereunder except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent:

                    (i) may consult with legal counsel (including counsel for the Seller), independent public accountants or other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts;

                   (ii) shall not be responsible for the performance or observance by either Seller or the Servicer of any of the terms, covenants or conditions of any of the Transaction Documents or any instrument or document furnished pursuant thereto;

                  (iii) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing, or any other communication believed to be genuine and signed, sent or made by the proper party; and

                   (iv) shall not be deemed to be acting as any Parallel Purchaser's trustee or otherwise in a fiduciary capacity hereunder or under or in connection with any of the Transaction Documents or any Purchased Interest.

         SECTION 5.4. Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Parallel Purchasers shall indemnify upon demand the Agent-Related Persons ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Transaction Documents or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement, the acquisition of Purchased Interests or the use of the proceeds thereof, whether or not any Agent-Related Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that no Parallel Purchaser shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct.

Without limitation of the foregoing, each Parallel Purchaser shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the other Transaction Documents or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Seller. The agreements in this Section 5.4 shall survive termination of this Agreement, the Parallel Purchase Termination Date, the Final Payout Date and payment of all obligations hereunder.

         SECTION 5.5. Bank of America and its Affiliates. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Seller and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Parallel Purchasers. The Parallel Purchasers acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Seller or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Seller or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its purchases hereunder, Bank of America shall have the same rights and powers under this Agreement as any other Parallel Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms "Parallel Purchaser" and "Parallel Purchasers" include Bank of America in its individual capacity.

         SECTION 5.6. Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Parallel Purchasers and the Issuer. The Administrative Agent may be removed at any time by the affirmative vote of the Majority Parallel Purchasers upon 30 days' prior written notice thereof to the Administrative Agent and the Issuer, if the Administrative Agent shall have engaged in willful misconduct or shall have been grossly negligent in the performance of its duties as Administrative Agent. Such resignation or removal shall become effective upon the acceptance of appointment by a successor Administrative Agent as set forth below. The Majority Parallel Purchasers shall have the right to appoint a successor Administrative Agent, which shall be an Eligible Agent. If no successor Administrative Agent shall have been so appointed by the Majority Parallel Purchasers, and shall have accepted such appointment, within 30 days after the prior Administrative Agent's giving of notice of resignation or the Majority Parallel Purchasers' removal of the prior Administrative Agent, then the prior Administrative Agent may, on behalf of the Parallel Purchasers, appoint a successor Administrative Agent which shall be an Eligible Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the prior Administrative Agent, and the prior Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Parallel Purchasers shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Parallel Purchasers appoint a successor agent as provided for above.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Servicer therefrom shall be effective unless in a writing (a) signed by the Administrative Agent and the Majority Parallel Purchasers, and (b) in the case of any amendment, signed by the Seller, the Servicer, the Administrative Agent and the Majority Parallel Purchasers; provided, however, that no amendment, modification or waiver of any provision of this Agreement shall be effective without the prior written consent of the Administrative Agent, the Seller and all Parallel Purchasers if the effect of such amendment, modification or waiver would:

         (a) reduce the amount of Capital or Discount that is payable on account of any Purchased Interest or delay any scheduled date for payment thereof; or

         (b) increase the Purchase Limit hereunder or under the Amended and Restated Receivables Purchase Agreement to which such Seller is a party; or

         (c) modify the reserve requirements hereunder for uncollectible Receivables, Dilution Reserve, Discount or the
Servicing Fee; or

         (d) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of the Parallel Purchasers; or

         (e) modify the Purchase Commitment or Percentage of any Parallel Purchaser; or

         (f)  amend this Section 6.1; or

         (g)  extend the Parallel Purchase Termination Date; or

         (h)  modify the definition of "Majority Parallel
Purchasers."

Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Securitization Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 6.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address for notices set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         SECTION 6.3. Binding Effect; Assignability; Restrictions on Assignment.
(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and each Parallel Purchaser's rights and obligations herein (including ownership of the Purchased Interest) shall be assignable, in whole or in part, by such Parallel Purchaser and its successors and assigns (subject to the limitations set forth in Section 6.3(g) hereof) and any assignee shall become a party hereto and shall become a Parallel Purchaser hereunder upon (i) satisfaction of the conditions set forth in Section 6.3(b), (ii) acceptance and recording of an Assignment by the Administrative Agent in a register (the "Register") maintained by the Administrative agent for the recordation of the names and addresses of the Parallel

Purchasers, their respective Percentages and effective dates and (iii) the occurrence of the effective date of such Parallel Purchaser's Purchase Commitment (as set forth in such Assignment) and subject to the approval of such Parallel Purchaser by the Administrative Agent.

         (b) Each Parallel Purchaser may assign all or a portion of its rights and obligations under this Agreement (subject to the limitations set forth in Section 6.3(g) hereof); provided, however that:

                    (i) each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Parallel Purchaser under this Agreement (including, without limitation, its Purchase Commitment and its Percentage of any Purchased Interest owned by it),

                   (ii) the amount of the assigning Parallel Purchaser's Purchase Commitment being assigned pursuant to such assignment shall in no event be less than the lesser of (a) its entire Parallel Purchaser's Purchase Commitment and (b) $10,000,000 and, if the amount being assigned is greater than $10,000,000 shall be in an integral multiple of $5,000,000, and, unless such assigning Parallel Purchaser is assigning its entire Purchase Commitment, such assigning Parallel Purchaser's retained Purchase Commitment after giving effect to such assignment shall in no event be less than $10,000,000,

                  (iii) the parties to each such assignment shall execute and deliver an Assignment to the Administrative Agent, for its acceptance and recording in the Register,

                  (iv) the assignee shall deliver to the Administrative Agent at least five days prior to the effective date specified in the Assignment an enforceability opinion of counsel for such assignee, addressed to the Administrative Agent and the Issuer, in form and substance reasonably satisfactory to such addressees (and the Administrative Agent shall promptly deliver copies of the same to each of such addressees), and

                  (v) any Parallel Purchaser assigning an interest hereunder must simultaneously assign its interest under the Amended and Restated Liquidity Asset Purchase Agreement to the same assignee and to the same extent as hereunder.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Parallel Purchaser hereunder and (y) the Parallel Purchaser which is the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments which accrued in favor of such Parallel Purchaser prior to such assignment) and be released from its obligations under this Agreement (and, if such Assignment provides for an assignment of all such assigning Parallel Purchaser's Purchase Commitment, such Parallel Purchaser shall cease to be a party hereto).

         (c) Upon receipt by the Administrative Agent of an Assignment executed by an assigning Parallel Purchaser and by an assignee who is an Eligible Assignee and the satisfaction of the other conditions set forth in Section 6.3(b), the Administrative Agent shall (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuer and the Seller. The assigning Parallel Purchaser shall pay to the Administrative Agent an assigning fee equal to $2,500 for each assignment hereunder. Each assigning Parallel Purchaser may, in connection with the assignment, disclose to the assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, any Parallel Purchaser or the Administrative Agent.

         (d) This Agreement and the rights and obligations of the Administrative Agent hereunder shall be assignable, in whole or in part, by the Administrative Agent and its successors and assigns.

         (e) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent. The Seller may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent.

         (f) Without limiting any other rights that may be available under applicable law, the rights of each Parallel Purchaser may be enforced through it or by its agents.

         (g) Neither the Seller nor any Purchaser (in the case of a Purchaser, only with respect to its own participation in the Purchased Interest) shall allow the Purchased Interest or any participating interest therein to become (i) traded on an established securities market (as defined in U.S. Department of the Treasury (the "Treasury") regulations section 1.7704-1(b) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury regulations section

1.7704-1(c)). In addition, neither the Purchased Interest nor any participating interest therein may be issued or sold in a transaction or transactions that are required to be registered under the Securities Act of 1933 (15 U.S.C. 77a et seq.), and at no time may more than 100 Persons own interests in the Receivables Pool. In determining the number of Persons that own interests in the Receivables Pool for purposes of the preceding sentence, any beneficial owner of an interest in a partnership, grantor trust, or S corporation ("Flow-Through Entity") will be treated as owning an interest in the Receivables Pool only if substantially all of the value of such beneficial owner's interest in the Flow-Through Entity is attributable to such FlowThrough Entity's interest (direct or indirect) in the Receivables Pool. Any assignment or transfer of the Purchased Interest or any participating interest therein in violation of the foregoing restrictions will be void ab initio.

         SECTION 6.4. Participations. Each Parallel Purchaser (including Bank of America) may grant a participation herein to any financial institution reasonably acceptable to the Administrative Agent (each such financial institution is referred to herein as a "Designated Participant") The parties hereto consent to the release and delivery of all information in such selling Parallel Purchaser's possession concerning or relating to this Agreement or the Amended and Restated Receivables Purchase Agreement and copies of all notices and other communications received by such selling Parallel Purchaser pursuant or related to this Agreement and the Amended and Restated Receivables Purchase Agreement.

         The parties hereto further agree that, unless otherwise provided in the participation agreement between a selling Parallel Purchaser and the applicable Designated Participant, to the extent a Designated Participant purchases a participation hereunder from a selling Parallel Purchaser:

                  (i) whenever any consent, amendment, waiver or other action under or pursuant to this Agreement shall require the vote or consent of the Majority Parallel Purchasers, the Purchase Commitment hereunder of the selling Parallel Purchaser shall be deemed reduced by such Designated Participants's participation interest in such Purchase Commitment, and such Designated Participant's participation interest in such selling Parallel Purchaser's Purchase Commitment hereunder shall be deemed to constitute a Purchase Commitment of such Designated Participant hereunder, it being understood that the effect of this subclause (ii) shall entitle such Designated Participant to vote its participation interest hereunder directly in connection with such consent, amendment, waiver of action; and

                  (ii) whenever any consent, amendment, waiver or other action under or pursuant to this Agreement shall require the vote or consent of all Parallel Purchasers, if a Designated Participant has a participation interest hereunder at such time from a selling Parallel Purchaser, such Designated Participant's direct vote or consent shall be required.

         Whenever any notice or other communication is to be given by the Administrative Agent to a selling Parallel Purchaser, hereunder or in connection herewith, the Administrative Agent shall, at the same time, send a copy of such notice or communication to each applicable Designated Participant at its address, telex number or telecopy number in the manner provided in a written notice to the Administrative Agent delivered in accordance with Section 6.2.

         Any parallel Purchaser granting a participation hereunder must simultaneously grant a participation in its interest under the Amended and Restated Liquidity Asset Purchase Agreement to the same Designated Participant and to the same extent as hereunder.

         SECTION 6.5. Change in Purchase Limit. (a) If, pursuant to Section 6.1 hereof, this Agreement shall be amended to increase the Purchase Limit hereunder, then unless all the Parallel Purchasers shall have agreed to a different allocation and shall have so advised the Administrative Agent in writing, on the effective date of such amendment, each Parallel Purchaser's Maximum Parallel Purchase amount with respect to this Agreement shall be deemed to be proportionately increased.

         (b) If the Purchase Limit under this Agreement shall be reduced, the Percentage of each Parallel Purchaser shall remain the same and each Parallel Purchaser's Maximum Parallel Purchase amount with respect to this Agreement shall be deemed to be proportionately reduced.

         SECTION 6.6. Parallel Purchase Termination Date; Extension of Parallel Purchase Termination Date. Subject to earlier termination of a Parallel Purchaser's Purchase Commitment pursuant to Section 1.1(b) or Section 2.2 hereof, the Parallel Purchasers' Purchase Commitments under this Agreement shall expire at the close of business on May 30, 1999 (such date being the "Parallel Purchase Termination Date"). If at any time the Seller requests that the Parallel Purchasers renew their Purchase Commitments hereunder and less than all the Parallel Purchasers consent to such renewal within 30 days of the Administrative Agent's request, the Administrative Agent may arrange for an assignment to one or more Eligible Assignees of all the rights and obligations hereunder of each such non-consenting Parallel Purchaser in accordance with
Section 6.3, provided, that the fee payable pursuant to Section 6.3(c) shall be payable by the assignee Parallel Purchaser. Any such assignment shall become effective on the then current Parallel Purchase Termination Date.

Each Parallel Purchaser which does not so consent to any renewal shall cooperate fully with the Administrative Agent in effectuating any such assignment. The Administrative Agent will provide written notice to the Parallel Purchasers of any proposed modifications to this Agreement requested in connection with any renewal hereof and, even if the Parallel Purchasers have previously indicated that they will renew the Agreement, the Parallel Purchasers shall each have the right to elect not to renew this Agreement in light of such modifications.

         SECTION 6.7. Rights of Program Support Providers. Seller hereby agrees that, upon notice to Seller and the Administrative
Agent, a Program Support Provider may exercise any or all the rights of the Administrative Agent hereunder with respect to Purchased Interests, and Collections with respect thereto, and all other rights and interests of a Parallel Purchaser in, to or under this Agreement or any other Transaction Document which have been assigned (or in which a security interest has been granted) to such Program Support Provider. Without limiting the foregoing, upon such notice such Program Support Provider may request Servicer to segregate the Parallel Purchasers' and Program Support Provider's allocable shares of Collections from Seller's allocable share, and from each other's allocable share, in accordance with Section 1.4, may designate a successor servicer pursuant to Section 4.1, may give or require the Administrative Agent to give notice to the Lock-Box Banks as referred to in Section 4.3, and may direct the Obligors of Pool
Receivables to make payments in respect thereof directly to an account designated by them (provided that such Program Support
Provider shall designate a single account for the making of such payments with respect to any Pool Receivable), in each case, to the same extent as the Administrative Agent might have done. If, in its commercially reasonable judgment, the Servicer determines that any notice or instruction furnished under this Section 6.7 by a Program Support Provider is in any material respect inconsistent with any notice or instruction furnished under this
Section 6.7 by the Administrative Agent or any Program Support
Provider, as soon as practicable following such determination, the Servicer shall, by telephonic or facsimile notice, request that the Administrative Agent provide supplemental instructions to the Servicer that resolve such inconsistency. The Servicer shall be entitled to rely upon any such supplemental instructions provided by the Administrative Agent.

         SECTION 6.8. Costs and Expenses. In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration and auditing (including audit fees and expenses generated by an internal or external auditor as appointed by the Administrative Agent) of this Agreement, any Program Support Agreement and the other Transaction Documents, and any amendment, modification or waiver of any of the foregoing, including, without limitation, Attorney Costs for the Administrative Agent, each Parallel Purchaser, any Program Support Provider and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent, each Parallel Purchaser, any Program Support Provider and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents referred to above, and all costs and expenses, if any (including Attorney Costs), of the Administrative Agent, each Parallel Purchaser and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

         SECTION 6.9. No Proceedings; Limitation on Payments. Each of the Seller, the Servicer, the Administrative Agent, each Parallel Purchaser and each assignee of the Purchased Interest or any interest therein and each Person which enters into a commitment to purchase the Purchased Interest or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full.

         SECTION 6.10. Confidentiality. The Seller, the Servicer, the Parent, each Parallel Purchaser and the Administrative Agent each agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement, any Program Support Agreement and the other Transaction Documents (and all drafts thereof), and all information identified as "confidential" or "secret" by the Seller and provided to the other parties by the Seller under any Program Support Agreement, this Agreement or any other Transaction Document, and no such Person nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of any Program Support Agreement, this Agreement and the other Transaction Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person, or
(ii) was or becomes available on a non-confidential basis from a source other than such Person, provided that such source is not bound by a confidentiality agreement with respect thereto; provided, however, that any Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Person is subject or in connection with an examination of such Person by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document; (F) to such Person's independent auditors, legal counsel and other professional advisors; (G) to any nationally recognized rating agency; (H) to any assignee, Parallel Purchaser, or assignee or participant of a Parallel Purchaser, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required hereunder; (I) to the extent reasonably required by commercial paper dealers in connection with the sale of commercial paper related to the transaction contemplated by the Transaction Documents; and (J) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Person and any of the other parties hereto is party.

         SECTION 6.11. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT
THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION)
OF THE INTEREST OF THE ADMINISTRATIVE AGENT ON BEHALF OF EACH
PARALLEL PURCHASER IN THE POOL RECEIVABLES, RELATED SECURITY,
COLLECTIONS AND PROCEEDS THEREOF AND THE OTHER ITEMS DESCRIBED IN
SECTION 1.2(e), IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER
THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARALLEL PURCHASERS, THE SELLER, THE SERVICER AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARALLEL PURCHASERS, THE SELLER, THE SERVICER AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARALLEL PURCHASERS, THE SELLER, THE SERVICER AND THE ADMINISTRATIVE AGENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 6.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 6.13. Survival of Termination. The provisions of Sections 1.6, 1.8, 1.9, Article III, Sections 6.7, 6.8, 6.9,

6.10, and 6.12, and of this Section 6.13, shall survive any termination of this Agreement.

         SECTION 6.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         SECTION 6.15. Entire Agreement. This Agreement together with the other Transaction Documents embodies the entire agreement and understanding among the Parallel Purchasers, the Seller, the Servicer and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Parallel Purchasers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrative Agent. The Exhibits and Annexes to this Agreement shall be deemed incorporated by reference into this Agreement.

         SECTION 6.16. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         SECTION 6.17. Purposes. The Seller and each Parallel Purchaser hereby agree to treat the Purchased Interest and any participating Interest therein as a debt instrument for purposes of federal and state income tax, franchise tax, and any other federal or state tax measured in whole or in part by income, to the extent permitted by applicable law. Notwithstanding any other provision of this Agreement, no Affected Person shall be entitled to any indemnification for any Taxes, Other Taxes or other liabilities arising therefrom if and to the extent that such Taxes, Other Taxes or other liabilities arise from such Parallel Purchaser treating the Purchased Interest or such participating interest as other than a debt instrument for purposes of federal and state income tax, and any other federal or state tax measured in whole or in part by income when under applicable law such interest could be treated as a debt instrument.

         SECTION 6.18. Acknowledgment of Benefits Under Surety Bond. Each Parallel Purchaser (other than Bank of America hereby confirms and acknowledges that it understands that the Issuer has obtained a surety bond (as amended, supplemented, replaced, or otherwise amended, the "Surety Bond") which provides credit support for certain obligations of the Issuer. In addition, Bank of America has made arrangements for all of Bank of America's (and, in certain cases, certain of its affiliates') credit exposure in connection with the Issuer's securitization program to be insured by the Surety Bond, subject to Bank of America and/or such affiliates first suffering a substantial loss. Such Bank of America loss serves as a deductible for the Surety Bond. The Percentage Interests acquired by Bank of America (and, in certain cases, certain of its affiliates) hereunder and under all other similar parallel asset purchase agreements to which the Bank of America, Bank of America, (or its affiliates) is or may become a party are insured obligations under the Surety Bond. Each Parallel Purchaser understands and agrees that Bank of America has not made any arrangements to insure the Percentage Interests acquired by any other Purchaser, and that in no event will any Purchaser hereunder (other than Bank of America) receive any proceeds of any drawing on the Surety Bond, whether from the issuer of such Surety Bond, the Issuer, or Bank of America. Bank of America shall not be required to share any payments made to it from proceeds of any drawing on the Surety Bond.

         SECTION 6.19. Purchase and Sale Agreement. In consideration of the obligations of the Parallel Purchasers now or hereafter arising under this Agreement, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the Parallel Purchasers, without any formal or other instrument of assignments all of the Seller's right, title and interest in, to and under the Amended and Restated Purchase and Sale Agreement, except for all of Seller's right, title and interest in, to and under any Originator Note, including all amounts due and to become due to the Seller from any of the Originators thereunder and all rights, remedies, powers, privileges and claims of the Seller against any of the Originators under the Amended and Restated Purchase and Sale Agreement (whether arising pursuant to the terms of the Amended and Restated Purchase and Sale Agreement or otherwise available to the Seller at law or in equity). Notwithstanding the foregoing the Seller shall nevertheless be permitted to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required by the specific terms of the Amended and Restated Purchase and Sale Agreement to be given by it to any

Originator, unless the Administrative Agent shall otherwise direct the Seller. The assignment pursuant to the first sentence of this Section 5.15 shall not relieve the Seller or any Originator from (or require any Parallel Purchaser or the Administrative Agent to undertake) the performance of any term, covenant or agreement on the part of the Seller or any Originator to be performed or observed under or in connection with the Amended and Restated Purchase and Sale Agreement, any Pool Receivable or any Related Security. The Administrative Agent and the Parallel Purchasers acknowledge that the Seller shall contemporaneously herewith grant an identical assignment as described in the first sentence of this Section 6.19, to the Administrator, for its benefit and the benefit of the Issuer, under the Amended and Restated Receivables Purchase Agreement and that the respective rights of the Administrator, the Issuer, the Administrative Agent and the Parallel Purchasers with respect thereto shall be governed by the Amended and Restated Intercreditor Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   O&M FUNDING CORP., as Seller


                                   By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: V.P. & Treasurer

                                   Address for Notices:

                                        4800 Cox Road
                                        Richmond, Virginia  23060

                                   Attention:  Michael W. Lowry
                                   Telephone:  804/747-9794
                                   Facsimile:  804/965-5403

                                   OWENS & MINOR MEDICAL, INC.,
                                   as Servicer


                                   By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: V.P. & Treasurer

                                   Address for Notices:

                                        4800 Cox Road
                                        Richmond, Virginia  23060

                                   Attention:  Michael W. Lowry
                                   Telephone:  804/747-9794
                                   Facsimile:  804/965-5403

                                   OWENS & MINOR, INC., as Parent


                                   By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: V.P. & Treasurer

                                   Address for Notices:

                                        4800 Cox Road
                                        Richmond, Virginia  23060

                                   Attention:  Michael W. Lowry
                                   Telephone:  804/747-9794
                                   Facsimile:  804/965-5403

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as
                                   Administrative Agent


                                   By: /s/Mark A. Wegener
                                        Name:   Mark A. Wegener
                                        Title:  Attorney-in-fact

                                    Address:

                                    231 South LaSalle Street
                                    Chicago, Illinois  60697

                                    Attention:  Mark A. Wegener
                                    Telephone:  312/828-2345
                                    Facsimile:  312/828-7855

                                    with a copy to:

                                    Bank of America National Trust and
                                         Savings Association

                                    Asset Securitization Group
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697

                                    Attention:  Mark A. Wegener
                                    Telephone:  312/828-3343
                                    Facsimile:  312/828-7855

                                    THE PARALLEL PURCHASERS

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION


                                    By:  /s/Mark A. Wegener
                                         Name:   Mark A. Wegener
                                         Title:  Attorney-in-fact

                                    Address:

                                    231 South LaSalle Street
                                    Chicago, Illinois  60697

                                    Attention:  Mark A. Wegener
                                    Telephone:  312/828-2345
                                    Facsimile:  312/828-7855

                                    with a copy to:

                                    Bank of America National Trust and
                                         Savings Association

                                    Asset Securitization Group
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697

                                    Attention:           Mark A. Wegener
                                    Telephone:           312/828-3343
                                    Facsimile:           312/828-7855

                                    Parallel Purchaser Percentage:  24.8670%
                                    Maximum Parallel Purchase  $37,300,571

                                    THE BANK OF NOVA SCOTIA


                                    By:  /s/James R. Trimble
                                         Name:   James R. Trimble
                                         Title:  Senior Relationship Manager

                                    Address:

                                    One Liberty Plaza
                                    New York, NY 10006

                                    Attention:  James R. Trimble

                                    Telephone:  212/225-5011
                                    Facsimile:  212/225-5090

                                    Parallel Purchaser Percentage: 19.5999%
                                    Maximum Parallel Purchase:  $29,399,851

                                    THE BANK OF TOKYO - MITSUBISHI,
                                      LTD. NEW YORK BRANCH


                                    By:  /s/Michale C. Irwin
                                         Name:  Michael C. Irwin
                                         Title: Vice President

                                    Address:

                                    1251 Avenue of the Americas
                                    12th Floor
                                    New York, NY 10020-1104

                                    Attention:  BTMT U.S. Corporate
                                                           Banking

                                    Telephone:  212/782-4300
                                    Facsimile:  212/782-6445

                                    with a copy to:

                                    The Bank of Tokyo - Mitsubishi
                                    2000 K Street, N. W.
                                    Suite 701
                                    Washington, D. C. 20006

                                    Attention:           R. Frederick Kay, Jr.
                                    Telephone:           202/463-0177
                                    Facsimile:           202/293-3416

                                    Parallel Purchaser Percentage:  13.0666%
                                    Maximum Parallel Purchase:  $19,599,901

                                    NBD BANK


                                    By:  /s/Richard C. Ellis
                                         Name:  Richard C. Ellis
                                         Title: Vice President

                                    Address:

                                    611 Woodward Avenue
                                    Detroit, MI 48225

                                    Attention:  Larry Schuster
                                    Telephone:  313/225-1164
                                    Facsimile:  313/225-2649

                                    with a copy to:

                                    NBD Bank

                                 Law Department

                                 611 Woodward Avenue
                                 Detroit, MI 48226

                                 Attention:           Ted Johnson
                                 Telephone:           313/225-1544
                                 Facsimile:           313/225-4055

                                 Parallel Purchaser Percentage:  13.0666%
                                 Maximum Parallel Purchase: $19,599,901

                                 THE BANK OF NEW YORK


                                 By:  /s/Gregg P. Shefrin
                                      Name:  Gregg P. Shefrin
                                      Title: Assistant Vice President

                                 Address:

                                 One Wall Street - 22nd Floor
                                 New York, NY 10286

                                 Attention:  Gregory Shefrin
                                 Telephone:  212/635-6899
                                 Facsimile:  212/635-6434

                                 Parallel Purchaser Percentage:  6.5333%
                                 Maximum Parallel Purchase: 9.799,950

                                 FIRST UNION NATIONAL BANK OF NORTH
                                 CAROLINA


                                 By:  /s/Stephen A. McKenna
                                      Name:   Stephen A. KcKenna
                                      Title:  Vice President

                                 Address:

                                 One First Union Center, TW-11
                                 Charlotte, NC 28288-0661

                                 Attention:  Stephen A. McKenna
                                 Telephone:  704/374-4818
                                 Facsimile:  704/374-4881

                                 with a copy to:

                                 First Union National Bank of North
                                 Carolina
                                 Asset Securitization
                                 One First Union Center, MC 0610
                                 Charlotte, NC 28288-0610

                                 Attention:           Bo Weatherby
                                 Telephone:           704/383-1391
                                 Facsimile:           704/383-6036

                                 Parallel Purchaser Percentage: 13.0666%
                                 Maximum Parallel Purchase: $19,599,901

                                 WACHOVIA BANK OF NORTH CAROLINA, NA


                                 By:  /s/Diane H. Davis
                                      Name:  Diane H. Davis
                                      Title: Assistant Vice President

                                 Address:

                                 100 Main Street
                                 Winston-Salem, NC 27150

                                 Attention:  Haywood Edmundson
                                 Telephone:  910/732-7614
                                 Facsimile:  910/732-6935

                                 with a copy to:

                                 Wachovia Bank of North Carolina, NA
                                 100 Main Street
                                 Winston-Salem, NC 27150

                                 Attention:           Melissa C. Fox
                                 Telephone:           910/732-5182
                                 Facsimile:           910/732-6935

                                 Parallel Purchaser Percentage:  9.8000%
                                 Maximum Parallel Purchase: $14,699,926

                                    EXHIBIT I

                             CONDITIONS OF PURCHASES

                  1. Conditions Precedent to Initial Purchase. The initial purchase under the Agreement shall not occur until on or after the Restatement Effective Date and is subject to the conditions precedent that the Administrative Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Administrative Agent:

                  (a) A duly executed counterpart of this Amended and Restated Parallel Asset Purchase Agreement.

                  (b) A duly executed counterpart of the Amended and Restated Purchase and Sale Agreement.

                  (c) A duly executed counterpart copy of the Amended and Restated Receivables Purchase Agreement.

                  (d) Certified copies of (i) the resolutions of the Board of Directors of each of the Originators, the Seller, the Servicer and the Parent authorizing the execution, delivery, and performance by such Originator the Seller, the Servicer and the Parent, respectively, of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of each of the Originators, the Seller, the Servicer and the Parent

                  (e) A certificate of the Secretary or Assistant Secretary of each of the Originators, the Seller, the Servicer and the Parent certifying the names and true signatures of the officers of the Seller, the Servicer and the Parent, respectively, authorized to sign the Agreement and the other Transaction Documents to which it is a party. Until the Administrative Agent receives a subsequent incumbency certificate from an Originator, the Seller, the Servicer or the Parent in form and substance satisfactory to the Administrative Agent, the Administrative Agent shall be entitled to rely on the last such certificate delivered to it.

                  (f) Signed copies of proper financing statements, in a form suitable for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the interests of the Parallel Purchasers contemplated by the Agreement.

                  (g) Signed copies of proper financing statements, if any, in a form suitable for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator.

                  (h) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (f) above that name any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Administrative Agent may request, showing no such liens on any of the Receivables, Contracts or Related Security.

                  (i) A favorable opinion of Hunton & Williams, counsel for the Seller, the Servicer and the Parent, substantially in the form of Annex C hereto and as to such other matters as the Administrative Agent may reasonably request.

                  (j) A favorable opinion of in-house counsel for the Seller, the Servicer and the Parent, substantially in the form of Annex D hereto and as to such other matters as the Administrative Agent may reasonably request.

                  (k) Satisfactory results of a review and audit of the Originators' collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originators' operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under this Amended and Restated Parallel Asset Purchase Agreement.

                  (l) Seller Report representing the performance of the portfolio to be purchased through this Amended and Restated Parallel Asset Purchase Agreement for the month prior to closing.

                  (m) Good standing certificates with respect to each of the Originators, the Seller, the Servicer and the Parent issued by the Secretary of the State Corporation Commission of Virginia.

                  (n) Executed counterparts of the Lock-Box Agreements with each of the Lock-Box Banks identified in Schedule II to this Agreement.

                  (o) A certificate of the Treasurer or Assistant Treasurer of the Parent certifying as to (1) the closing of the senior subordinate note offering (x) substantially on the terms set forth in the draft Indenture dated May 3, 1996 (previously received by the Administrative Agent), among the Parent, the guarantors named therein and Crestar Bank, as Trustee and (y) generating net cash proceeds to the Parent in an amount not less than $150,000,000 (less any customary fees and expenses) and (ii) the closing of the O&M Credit Agreement substantially on the terms set forth in the draft O&M Credit Agreement dated May __, 1996 (previously received by the Administrative Agent).

                  (p) A certificate from an officer of O&M to the effect that the Seller has a Tangible Net Worth of at least $15,000,000 (it being understood that all Receivables transferred to the Seller as capital contributions shall be valued at the lower of the book value thereof or the Outstanding Balance thereof).

                  (q) Such other approvals, opinions or documents as the Administrative Agent or the Parallel Purchasers may reasonably request.

                  2.  Conditions Precedent to All Purchases and
Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

                  (a) in the case of each purchase, the Servicer shall have delivered to the Administrative Agent on or prior to such purchase, in form and substance satisfactory to the Administrative Agent, a completed Seller Report with respect to the immediately preceding calendar month, dated within three (3) Business Days prior to the date of such purchase and such additional information as may reasonably be requested by the Administrative Agent including, without limitation, a listing of Obligors and their respective portions of the Pool Receivables at any time;

                  (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller, the Servicer and the Parent that such statements are then true):

                           (i) the representations and warranties contained in
         Exhibit II are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

                           (ii) in the case of each purchase, no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or that would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

                           (iii) in the case of each reinvestment, no event has occurred and is continuing, or would result from such reinvestment, that constitutes (x) any Termination Event, or

         (y) an Unmatured Termination Event under clause (g) or (j) of Exhibit IV to this Agreement.

                  (c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT II

                         REPRESENTATIONS AND WARRANTIES

                                       OF

                       SELLER, THE SERVICER AND THE PARENT

                  The Seller, the Servicer and the Parent each jointly and severally make the following representations and warranties:

                  (a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) Due Qualification; No Conflicts. The execution, delivery and performance by it of the Agreement and the other Transaction Documents to which it is a party, including, in the case of the Seller, the Seller's use of the proceeds of purchases and reinvestments, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it.

                  (c) Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by it of the Agreement or any other Transaction Document to which it is a party other than (a) the filing of financing statements against O&M Medical and the Seller in the State Corporation Commission of Virginia and (b) comparable filings with respect to all other Originators in the jurisdiction provided in their respective Supplement to perfect the Initial Purchaser's interest in the Pool Receivables under the Amended and Restated Purchase and Sale Agreement.

                  (d) Binding Obligations. Each of the Agreement and the other Transaction Documents to which it is a party (and which on its face purports to create an obligation) constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e)      Financial Statements.

                           (i) (x) The consolidated balance sheet of the Parent
                  and its Subsidiaries as of December 31, 1995, and the related consolidated statement of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended and
                  (y) the consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 1996, and the related consolidated and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Seller for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller or the Parent or any of its Subsidiaries taken as a whole, the ability of the Seller or the Parent to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents.

                           (ii) The unaudited condensed balance sheet of the
                  Originators as of March 31, 1996, and the related condensed statements of income of the Originators for the fiscal quarter ended March 31, 1996, heretofore furnished to the Administrative Agent, are the financial statements of the Originators routinely prepared for internal use.

                  (f) No Proceedings. There is no pending or threatened action or proceeding affecting either (x) the Seller and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, which is before any Governmental Authority or arbitrator and which would reasonably be expected to materially adversely affect the business, operations, property, financial or other condition or operations of either (x) the Seller and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, or their ability to perform its obligations under the Agreement or the other

Transaction Documents or the collectibility of the Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents.

                  (g) Quality of Title; Valid Sale; Etc. The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, each Parallel Purchaser shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Administrative Agent, on behalf of each Parallel Purchaser, in the items described in Section 1.2(e), and the Administrative Agent, on behalf of each Parallel Purchaser, has a first priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any LockBox Account is on file in any recording office, except those filed in favor of each Parallel Purchaser relating to the Agreement.

                  (h) Accuracy of Information. Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrative Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Principal Place of Business. The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in Schedule I (or at such other addresses designated in accordance with such paragraph (b) of Exhibit
III).

                  (j) Lock-Box Banks, Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.

                  (k) No Violation. It is not in violation of any order of any court, arbitrator or Governmental Authority which violation would reasonably be expected to have a material adverse effect on its business, operations, property or financial or other condition.

                  (l) Proceeds. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.

                  (m) Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net
Receivables Pool Balance, is an Eligible Receivable.

                  (n) No Purchase and Sale Termination Events. No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of the Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event.

                  (o) Maintenance of Books and Records. The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as a sale, consistent with Generally Accepted Accounting Principles.

                  (p) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection
Policy with regard to each Receivable.

                  (q) Compliance with Transaction Documents. It has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

                  (r) Corporate Name. The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule I and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrative Agent pursuant to paragraph (l)(vi) of Exhibit III.

                  (s) No Labor Disputes. There are no strikes, lockouts or other labor disputes against it or any of its subsidiaries, or, to the best of its knowledge, threatened against or affecting it or any of its subsidiaries, and no significant unfair labor practice complaint is pending against it or any of its subsidiaries or, to the best knowledge of it, threatened against any of them by or before any Governmental Authority that would have a material adverse effect on its business, operations, property or financial or other condition.

                  (t) Pension Plans. During the preceding twelve months, no steps have been taken to terminate any Pension Plan of the Seller, the Servicer or the Parent which was not fully funded, unless adequate reserves have been set aside for the funding thereof, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Seller, the Servicer or the Parent of any material liability, fine or penalty.

                  (u) Investment Company Act. It is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                                   EXHIBIT III

                                    COVENANTS

         Covenants of the Seller and the Parent. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to each Parallel Purchaser, the Administrative Agent and any other Indemnified Party or Affected Person shall be paid in full, each of the Seller and the Parent, jointly and severally, agree that obligations set forth in this Exhibit III shall be performed and observed.

                  (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.

                  (b) Offices, Records and Books of Account; Etc. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule I attached hereto or, upon at least 60 days' prior written notice of a proposed change to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interests of the Administrative Agent and the Parallel Purchasers in the Receivables and related items (including without limitation the items described in Section 1.2(e)) have been taken and completed and (ii) shall provide the Administrative Agent with at least 60 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement
"seriously misleading" as such term is used in the UCC; each notice to the Administrative Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all




                                      III-1

Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                  (d) Ownership Interest, Etc. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable and perfected undivided ownership interest, to the extent of the Purchased Interest, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in Section 1.2(e), free and clear of any Adverse Claim, in favor of each Parallel Purchaser, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of each Parallel Purchaser under the Agreement as each Parallel Purchaser, through the Administrative Agent, may request.

                  (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any item described in Section 1.2(e) or the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent, or assign any right to receive income in respect of any items contemplated by this paragraph (e).

                  (f) Extension or Amendment of Receivables. Except as provided in Section 4.2(a) the Agreement, the Seller shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable. The Seller will not amend, modify or waive any term or condition of any related Contract in a way which would adversely affect the collectibility of any Receivables.

                  (g) Change in Business or Credit and Collection Policy. Without the written consent of the Administrative Agent, the Seller shall not make (i) any material change in the character of its business or in the Credit and Collection Policy, or (ii) any change at all in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.



                                      III-2

                  (h) Audits. The Seller shall, from time to time during regular business hours as requested by the Administrative Agent, permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and make abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, provided that copies of the related Contracts may only be made if the Servicer is not the Seller or if a Termination Event has occurred and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters.

                  (i) Lock-Box Agreements; Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account (or related post office box), unless the Administrative Agent shall have consented thereto in writing and the Administrative Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

                  (j) Deposits to Lock-Box. The Seller shall (i) instruct all Obligors (other than Obligors which customarily make direct payment to the Company for deposit in one of the Lock-Box Accounts designated on Schedule II as a "Deposit Account", provided that the Company complies with Clause (ii) of this subsection (j)) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                  (k) Marking of Records. At its expense, the Seller shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and



                                      III-3
related Contracts have been sold in accordance with the Agreement.

                  (l) Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

                           (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the consolidated and consolidating statement of income and retained earnings of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or Treasurer of the Parent;

                           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by KPMG Peat Marwick or other independent certified public accountants acceptable to the Administrative Agent;

                           (iii) as soon as available and in any event not later than 10th Day of each Calendar Month, a Seller Report as of the previous Month End Date; and within five Business Days of a request by the Administrative Agent for a Seller Report as of a date other than a Month End Date, such Seller Report;

                           (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the chief financial officer or Treasurer of the Parent setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof, copies of all reports that the Seller or the Parent sends to any of its security holders, and copies of all reports and registration statements that the Seller or the Parent or any of their Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                           (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller, the Parent or any of their Affiliates files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the



                                      III-4

         Seller, the Parent or any of their Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller, the Parent or any of their Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller, the Parent and/or any such Affiliate in excess of $500,000;

                           (vii) at least thirty days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                           (viii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, the Parent or any of their Affiliates as the Administrative Agent may from time to time reasonably request;

                           (ix) promptly after the Seller or the Parent obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between any O&M Party and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller or the Parent; or (b) litigation or proceeding adversely affecting any O&M Party in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

                           (x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller or the Parent affecting any O&M Party.

                  (m)      General Restriction.

                             (i) The Seller shall not (A) pay or declare any
                  Dividend, (B) lend or advance any funds, including in respect of any Originator Note, or (C) repay any loans or advances to, for or from any Originator or any other Affiliated Party (including making any payment pursuant to any Initial Purchaser Note) except in accordance with clause (o) of this
                  Exhibit III and this clause (m) and clauses (m) and (o) of
                  Exhibit V of the Amended and Restated Receivables Purchase Agreement. Actions of the type described in the preceding sentence are herein collectively called "Restricted Payments".



                                      III-5

                           (ii) Types of Permitted Payments. Subject to the
                  limitations set forth in clause (o) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to an Originator and only in one or more of the following ways:

                  (A) the Seller may make cash payments on any Initial Purchaser Note in accordance with its terms; and

                  (B) if no amounts are then outstanding under any Initial Purchaser Note, the Seller may

                                          (1)  make demand loans to O&M Medical,
                                    so long as each such loan is evidenced by an Originator Note; and

                                          (2) declare and pay Dividends to any
                                    shareholder (provided, that payment of such Dividends must comply with Virginia law; and provided, further, that Dividends may not be paid more frequently than once every month).

                           (iii) Additional Specific Restrictions. The Seller
                  may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Sections 1.4(b)(ii) and 1.4(b)(iv) of this Agreement or the Amended and Restated Receivables Purchase Agreement or from other net income of the Seller. Furthermore, the Seller shall not pay, make or declare:

                                    (A)     any Dividend if, after giving effect
                           thereto, the Seller's Tangible Net Worth would be less than $15,000,000;

                                    (B) any Restricted Payment if, after giving
                           effect thereto, a Termination Event or Unmatured Termination Event shall have occurred and be continuing; or

                                    (C) any Restricted Payment if, after giving
                           effect thereto, the Seller would not be Solvent.

                  (n) ERISA Matters. Each of the Seller and the Parent shall notify the Administrative Agent as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by the Seller or the Parent or any other Person to terminate any Pension Plan which is not fully funded, unless adequate reserves have been set aside for the funding thereof, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA,
(iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Seller or the Parent furnish a bond or other



                                      III-6
security to the PBGC or such Pension Plan or (iv) the occurrence of any other event concerning any Pension Plan which is reasonably likely to result in a material adverse effect.

                  (o) Separate Corporate Existence of the Seller. Each of the Seller and the Parent hereby acknowledges that the Seller, each Parallel Purchaser and the Administrative Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity separate from its Affiliates. Therefore, each of the Seller and the Parent shall take all steps to continue the Seller's identity as such a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates and those of any other Person, and not a division of any of its Affiliates or any other Person.
Without limiting the generality of the foregoing, each of the Seller and the Parent will, and will cause its Affiliates to, take such actions as shall be required in order that:

                  (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Pool Receivables from each Originator (or other Persons approved in writing by the Administrative Agent), entering into agreements for the servicing of such Pool Receivables, selling undivided interests in the Pool Receivables to each Parallel Purchaser and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (ii) At least one member of the Seller's Board of Directors shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of its Affiliates;

                  (iii) No director or officer of the Seller shall at any time serve as a trustee in bankruptcy for any of its Affiliates;

                  (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided in the Amended and Restated Receivables Purchase Agreement in respect of the Servicing Fee. The Seller will engage no agents other than a Servicer for the Pool Receivables, which Servicer (if an Affiliate) will be fully compensated for its services to the Seller by payment of the Servicing Fee;

                  (v) The Seller may incur indirect or overhead expenses for items shared between the Seller and any of its Affiliates which are not reflected in the Servicing Fee, such as legal, auditing and other professional services, but such expenses will be allocated to the extent practical on the basis of cost, it being understood that each of the



                                      III-7

         Originators and the Parent shall jointly and severally pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal and other fees;

                  (vi) The Seller's operating expenses will not be paid by any of its Affiliates;

                  (vii) The Seller will have its own separate telephone number, stationery and bank checks signed by it and in its own name and, if it uses premises leased, owned or occupied by any of its Affiliates, its portion of such premises will be defined and separately identified and it will pay such other Affiliates reasonable compensation for the use of such premises;

                  (viii) The books and records of the Seller will be maintained separately from those of its Affiliates;

                  (ix) The assets of the Seller will be maintained in a manner that facilitates their identification and segregation from those of its Affiliates; and the Seller will strictly observe corporate formalities in its dealings with each of its Affiliates;

                  (x) The Seller shall not maintain joint bank accounts with any of its Affiliates or other depository accounts to which any of its Affiliates (other than O&M Medical (or any of its Affiliates) in its capacity as the Servicer under this Agreement, the Amended and Restated Purchase and Sale Agreement or under the Amended and Restated Receivables Purchase Agreement) has independent access;

                  (xi) The Seller shall not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Seller Party or any Affiliate of any other Seller Party unless it pays a proportional share of the premium relating to any such insurance policy;

                  (xii) The Seller will maintain arm's-length relationships with each of its Affiliates. Any of its Affiliates that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise; and

                  (xiii) Neither the Seller, on the one hand, nor any of its Affiliates, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions in respect of the daily business and affairs of the other.



                                      III-8

                  (xiv) Every representation and warranty of the Seller and the Parent contained in the Officer's Certificates delivered in connection with the opinion of Hunton & Williams pursuant to Section 1(j) of
         Exhibit II of the Amended and Restated Receivables Purchase Agreement (the "Certificate"), a true copy of which Certificate is attached hereto as Annex C, is true and correct in all material respects as of the date hereof; and each of the Seller and the Parent shall comply with all of its respective covenants and other obligations set forth in the Certificate.

                  (p)      Mergers, Acquisitions, Sales, Investments, etc.

The Seller shall not

                  (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person,

                  (ii) sell, transfer, convey or lease any of its assets other than pursuant to this Agreement or the Amended and Restated Receivables Purchase Agreement, or

                  (iii) make, incur or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except as expressly contemplated by this Agreement, the Amended and Restated Purchase and Sale Agreement and the Amended and Restated Receivables Purchase Agreement.



                                      III-9

                                   EXHIBIT IV

                               TERMINATION EVENTS

         Each of the following shall be a "Termination Event":

                  (a) (i) The Servicer (if O&M Medical or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under any Transaction Document to which it is a party and such failure shall continue for two Business Days or (ii) any Person which is the Servicer shall fail to make when due any payment or deposit to be made by it under any Transaction Document to which it is a party and such failure shall continue for two Business Days; or

                  (b) The Servicer shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Servicer then has, or (ii) to make any payment required under the Agreement; or

                  (c) Any representation or warranty made or deemed made by the Seller, the Servicer or the Parent (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Seller, the Servicer or the Parent pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller, the Servicer or the Parent shall fail to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days (or, with respect to a failure to deliver the Seller Report pursuant to the Agreement, such failure shall remain unremedied for five days); or

                  (e) Any O&M Party shall fail to pay any principal of or premium or interest on any of its Debt (including Debt owing pursuant to the O&M Credit Agreement) which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof)
(i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest in each Pool Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 1.2(e), or the interest of the Administrative Agent, on behalf of each Parallel Purchaser, with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

                  (g) Any O&M Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any O&M Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any O&M Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

                  (h) Any event occurs which materially adversely affects the collectibility of the Eligible Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Eligible Receivables; or

                  (i)      As of the last day of any calendar month, either
(i) the Six Month Default Ratio shall exceed 4% or (ii) the Six

Month Dilution Ratio shall exceed 5% or (iii) the Six Month Lossto-Liquidation Ratio shall exceed 1.0% or (iv) the average of the Delinquency Ratios for the six consecutive Month End Dates ending with such last day shall exceed 30%; or

         (j)      The Purchased Interest shall exceed 100%; or

         (k) Any O&M Party shall contract, create, incur, assume or permit to exist any Lien with respect to any of its property of assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens; or

         (l) The Tangible Net Worth of Initial Purchaser shall at any time be less than $10,000,000; or

         (m)      Any Change of Control shall occur; or

         (n) A Termination Event of the type described in Exhibit IV to the Amended and Restated Purchase and Sale Agreement shall have occurred.

                                                                      Schedule I

                            TRADE NAMES AND LOCATIONS

                                                                     Schedule II

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

                                     ANNEX A

                Assignment of Parallel Asset Purchase Commitment

                                 with respect to

                                O&M Funding Corp.

             Amended and Restated Parallel Asset Purchase Agreement

                            Dated ___________, 199__

Section 1.

        Purchaser Percentage assigned:                                 ________%
        Assignor's remaining Purchaser Percentage:                     ________%
        Capital allocable to Percentage Interests

         assigned:                                                    $_________
        Capital allocable to Assignor's remaining

         Percentage Interests:                                        $_________
        Discount (if any) allocable to Percentage

         Interests assigned:                                          $_________
        Discount (if any) allocable to Assignor's
         remaining Percentage Interests:                              $_________

Section 2.

        Assignee's Maximum Liquidity Purchase:                        $_________
        Assignor's remaining Maximum
         Parallel Purchase:                                           $_________

Section 3.

        Effective Date of this Assignment:                        ________, 19__

        Upon execution and delivery of this Assignment by Assignor and Assignee, satisfaction of the other conditions to assignment specified in Section 6.3 of the Amended and Restated Parallel Asset Purchase Agreement referred to below and acceptance and recording of this Assignment by Bank of America National Trust and Savings Association, as Administrative Agent, from and after the effective date specified above, Assignee shall become a party to, and have the rights and obligations of a Parallel Purchaser under, the Amended and Restated Parallel Asset Purchase Agreement dated as of May __, 1996 among O&M Funding Corp., as Seller, O&M Medical, as Servicer, Owens & Minor, Inc., as Parent and Guarantor, the Parallel Purchasers referred to therein and Bank of America National Trust and Savings Association, as Administrative Agent.

ASSIGNOR:                                   [NAME OF ASSIGNOR]

                                             By:
                                                Title:

ASSIGNEE:                                   [NAME OF ASSIGNEE]

                                            By:
                                               Name:
                                                    Title:

                                            Address:
                                            Attention:
                                            Telephone:
                                            Telecopy:

Accepted this _____ day of
__________________, 199___

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent

By:
      Name:
      Title:

                                     ANNEX B

                       FORM OF O&M INTERCREDITOR AGREEMENT

                                     ANNEX C

                          FORM OF OFFICER'S CERTIFICATE